Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

MDU RESOURCES GROUP, INC.

AND

KNIFE RIVER HOLDING COMPANY

DATED AS OF May 30, 2023

TABLE OF CONTENTS

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EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of May 30, 2023 (this “Agreement”), is by and between MDU Resources Group, Inc., a Delaware corporation (“Parent”), and Knife River Holding Company, a Delaware corporation (“SpinCo”).

R E C I T A L S:

WHEREAS, the board of directors of Parent (the “Parent Board”) has determined that it is in the best interests of Parent and its stockholders to create a new publicly traded company that shall operate the SpinCo Business;

WHEREAS, in furtherance of the foregoing, the Parent Board has determined that it is appropriate and desirable to separate the SpinCo Business from the Parent Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Parent Shares on the Record Date of eighty point one percent (80.1%) or more of the outstanding SpinCo Shares (the “Distribution”);

WHEREAS, SpinCo and Parent have prepared, and SpinCo has filed with the SEC, the Form 10, which includes the Information Statement and which sets forth disclosures concerning SpinCo, the Separation and the Distribution;

WHEREAS, in order to effectuate the Separation and Distribution, Parent and SpinCo have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”);

WHEREAS, in addition to the matters addressed by the Separation and Distribution Agreement, the Parties desire to enter into this Agreement to set forth the terms and conditions of certain employment, compensation and benefit matters; and

WHEREAS, the Parties acknowledge that this Agreement, the Separation and Distribution Agreement and the other Ancillary Agreements represent the integrated agreement of Parent and SpinCo relating to the Separation and the Distribution, are being entered into together and would not have been entered into independently.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement (including the Recitals hereof), the following terms have the following meanings, and capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Separation and Distribution Agreement.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 8.16.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee or Former Employee, or to any family member, dependent, or beneficiary of any such Employee or Former Employee, including cash or deferred arrangement plans, profit-sharing plans, post-employment programs, pension plans, supplemental pension plans, welfare plans, stock purchase, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, adoption assistance, travel reimbursement, vacation, sick, paid time off (PTO), personal or bereavement days, leaves of absences and holidays; provided, however, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code and including all regulations promulgated thereunder.

“Distribution” shall have the meaning set forth in the Recitals.

“Distribution Date Valuation” shall have the meaning set forth in Section 5.02(b)(ii).

“Employee” shall mean any Parent Group Employee or SpinCo Group Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Final SpinCo Pension Assets” shall have the meaning set forth in Section 5.02(b)(iii).

“Former Employees” shall mean Former Parent Group Employees and Former SpinCo Group Employees.

“Former Parent Group Employee” shall mean any individual who is a former employee of the Parent Group as of the Effective Time and who is not a Former SpinCo Group Employee.

“Former SpinCo Group Employee” shall mean any individual who is, as of the Effective Time, a former employee of any member of the SpinCo Group.

“Group” shall mean either the SpinCo Group or the Parent Group, as the context requires.

“HIPAA” shall mean the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Individual Agreement” shall mean any individual (a) employment contract, (b) retention, severance or change in control agreement, or (c) other agreement containing restrictive covenants (including confidentiality, noncompetition and non-solicitation provisions) between a member of the Parent Group and a SpinCo Group Employee or any Former SpinCo Group Employee, as in effect immediately prior to the Effective Time.

“Initial Transfer” shall have the meaning set forth in Section 5.02(b)(i).

“Initial Transfer Date” shall have the meaning set forth in Section 5.02(b)(i).

“Labor Agreement” shall have the meaning set forth in Section 2.01.

“Parent” shall have the meaning set forth in the Preamble.

“Parent 401(k) Plan” shall mean the MDU Resources Group, Inc. 401(k) Retirement Plan, as in effect or as it may be amended from time to time.

“Parent Annual Bonus Plans” means the Parent EICP and the Parent STIP.

“Parent Awards” shall mean Parent RSU Awards and Parent Performance Share Awards, collectively.

“Parent Benefit Plan” shall mean any Benefit Plan established, sponsored or maintained by Parent or any of its Subsidiaries immediately prior to the Effective Time, but excluding any SpinCo Benefit Plan.

“Parent Benefit Protection Rabbi Trust” shall have the meaning set forth in Section 6.01(c)(ii).

“Parent Board” shall have the meaning set forth in the Recitals.

“Parent Compensation Committee” shall mean the Compensation Committee of the Parent Board.

“Parent Deferred Compensation Plan Rabbi Trust” shall have the meaning set forth in Section 6.01(c)(i).

“Parent Director” shall mean each Parent nonemployee director as of immediately after the Effective Time who served on the Parent Board immediately prior to the Effective Time.

“Parent Director Deferred Compensation Plan” means the MDU Resources Group, Inc. Deferred Compensation Plan for Directors.

“Parent EICP” shall mean the MDU Resources, Inc. Executive Incentive Compensation Plan.

“Parent Equity Plan” shall mean any equity compensation plan sponsored or maintained by the Parent immediately prior to the Effective Time, including the MDU Resources, Inc. Long-Term Performance-Based Incentive Plan, as amended February 11, 2016, and as further amended from time to time.

“Parent Group Employees” shall have the meaning set forth in Section 3.01(a)(ii).

“Parent Master Trust” shall have the meaning set forth in Section 5.02(b).

“Parent Nonqualified Deferred Compensation Plan” shall mean each of the following plans: MDU Resources Group, Inc. Supplemental Income Security Plan (SISP), MDU Resources Group, Inc. Nonqualified Defined Contribution Plan (NQDC), incentive compensation deferred pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan (EICP), and the MDU Resources Group, Inc. Deferred Compensation Plan.

“Parent Pension Plans” shall mean the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees, MDU Resources Group, Inc. Pension Plan for Collective Bargaining Unit Employees, Williston Basin Interstate Pipeline Company Pension Plan and Retirement Plan for Employees of Cascade Natural Gas Corporation.

“Parent Performance Share Award” shall mean a performance share award that is outstanding as of immediately prior to the Effective Time, granted pursuant to the Parent Equity Plan.

“Parent Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation Parent Stock Value by (b) the Post-Separation Parent Stock Value.

“Parent Retiree Medical Plan” shall mean each of the following plans: MDU Resources Basic Major Medical Plan, MDU Resources Comprehensive Medical Plans, MDU Resources Retiree Reimbursement Account, MDU Resources Dental Basic Plan, MDU Resources Vision Insurance Plan, MDU Resources Health Reimbursement Arrangement (HRA), Cascade Natural Gas Retiree Medical and Prescription Drug Arrangement, Cascade Natural Gas Medicare Advantage Plans, Cascade Natural Gas Pre-65 Health Reimbursement Account, MDU Resources Accidental Death and Dismemberment, Intermountain Gas Company Medicare Supplemental Reimbursement and Retiree Drug Subsidy Program.

“Parent RSU Award” shall mean a restricted stock unit award outstanding as of immediately prior to the Effective Time granted pursuant to the Parent Equity Plan.

“Parent Share Fund” shall have the meaning set forth in Section 5.03(b).

“Parent STIP” shall mean the MDU Resources Group, Inc. 2023 Short-Term Incentive Plan.

“Parent Welfare Plan” shall mean any Parent Benefit Plan that is a Welfare Plan.

“Parties” shall mean the parties to this Agreement.

“Post-Separation Parent RSU Award” shall mean a Parent RSU Award or Parent Performance Share Award, as adjusted as of the Effective Time in accordance with Section 4.02, as applicable.

“Post-Separation Parent Stock Value” shall mean the closing per-share price of Parent Shares on the NYSE on the first regular trading session (9:30 a.m. to 4:00 p.m. EST) commencing after the Effective Time.

“Pre-Separation Parent Stock Value” shall mean the closing per-share price of Parent Shares trading “regular way with due bills” on the NYSE on the last regular trading session (9:30 am to 4:00 pm EST) ending prior to the Effective Time.

“QDRO” shall mean a qualified domestic relations order within the meaning of Section 206(d) of ERISA and Section 414(p) of the Code.

“Restricted Employees” shall have the meaning set forth in Section 3.04(a).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Separation” shall have the meaning set forth in the Recitals.

“Separation and Distribution Agreement” shall have the meaning set forth in the Recitals.

“SpinCo” shall have the meaning set forth in the Preamble.

“SpinCo 401(k) Plan” shall mean the SpinCo 401(k) Savings Plans, to be adopted by SpinCo prior to or on the Distribution Date as described in Section 5.03.

“SpinCo 401(k) Trust” shall have the meaning set forth in Section 5.03(a).

“SpinCo Benefit Plan” shall mean any Benefit Plan established, sponsored, maintained or contributed to by a member of the SpinCo Group as of or after the Effective Time.

“SpinCo Benefit Protection Rabbi Trust” shall have the meaning set forth in Section 6.01(c)(ii).

“SpinCo Board” shall mean the board of directors of SpinCo.

“SpinCo Deferred Compensation Plan Rabbi Trust” shall have the meaning set forth in Section 6.01(c)(i).

“SpinCo Director Deferred Compensation Plan” shall mean the SpinCo Deferred Compensation Plan for Directors established pursuant to Section 6.02.

“SpinCo Equity Plan” shall mean the SpinCo 2023 Long-Term Performance-Based Incentive Plan, as established by SpinCo as of the Effective Time pursuant to Section 2.03(a) and Section 4.01.

“SpinCo Flex Plan” shall have the meaning set forth in Section 7.04.

“SpinCo Group Employees” shall have the meaning set forth in Section 3.01(a).

“SpinCo Master Trust” shall have the meaning set forth in Section 5.02(b).

“SpinCo Nonqualified Deferred Compensation Plans” shall mean the SpinCo deferred compensation plans established pursuant to Section 2.03(a) and Section 6.01(a).

“SpinCo Pension Assets” shall have the meaning set forth in Section 5.02(b).

“SpinCo Pension Plan” shall mean the Knife River Corporation Salaried Employees’ Pension Plan and Pension Plan for Bargaining Unit Employees of Hawaiian Cement, Maui Concrete and Aggregate Division.

“SpinCo Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation Parent Stock Value by (b) the SpinCo Stock Value.

“SpinCo Retiree Welfare Plan” shall mean the Knife River Corporation Basic Major Medical, Knife River Corporation Comprehensive Medical Plan, Knife River Corporation Retiree Reimbursement Account (RRA), Dental Basic Plan, KRC Accidental Death and Dismemberment Insurance (AD&D), KRC Vision Insurance Plan, KRC Retiree Life Insurance Plan and Hawaiian Cement Retiree Life Insurance Plan for Eligible Retired Maui Concrete Bargaining Unit Employees, and Knife River Corporation Health Reimbursement Arrangement (HRA).

“SpinCo RSU Award” shall mean an award of restricted stock units granted pursuant to the SpinCo Equity Plan in accordance with Section 4.02.

“SpinCo Share Fund” shall have the meaning set forth in Section 5.03(e).

“SpinCo Stock Value” shall mean the closing per-share price of SpinCo Shares on the NYSE on the first regular trading session (9:30 a.m. to 4:00 p.m. EST) commencing after the Effective Time.

“SpinCo Welfare Plan” shall mean a Welfare Plan established, sponsored, maintained or contributed to by any member of the SpinCo Group for the benefit of SpinCo Group Employees and Former SpinCo Group Employees.

“Transferred Account Balances” shall have the meaning set forth in Section 7.04.

“Transferred Director” shall mean each SpinCo nonemployee director as of immediately after the Effective Time who served on the Parent Board immediately prior to the Effective Time.

“True-Up Transfer” shall have the meaning set forth in Section 5.02(b)(iv).

“Trustee” shall have the meaning set forth in Section 5.02(b)(i).

“U.S.” shall mean the United States of America.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-Tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts or severance.

Section 1.02 Interpretation. Section 10.15 of the Separation and Distribution Agreement is hereby incorporated by reference.

Article II
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01 General Principles. All provisions herein shall be subject to the requirements of all applicable Law and any collective bargaining, works council or similar agreement or arrangement with any labor union, works council or other labor representative (each, a “Labor Agreement”). Notwithstanding anything in this Agreement to the contrary, if the terms of a Labor Agreement or applicable Law require that any Assets or Liabilities be retained or assumed by, or transferred to, a Party in a manner that is different than what is set forth in this Agreement, such retention, assumption or transfer shall be made in accordance with the terms of such Labor Agreement and applicable Law and shall not be made as otherwise set forth in this Agreement; provided that, in such case, the Parties shall take all necessary action to preserve the economic terms of the allocation of Assets and Liabilities contemplated by this Agreement. The provisions of this Agreement shall apply in respect of all jurisdictions.

(a) Acceptance and Assumption of SpinCo Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, SpinCo and the applicable SpinCo Designees shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a SpinCo Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any SpinCo Group Employees and Former SpinCo Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a SpinCo Benefit Plan, taking into account the SpinCo Benefit Plan’s assumption of Liabilities with respect to SpinCo Group Employees and Former SpinCo Group Employees that were originally the Liabilities of the corresponding Parent Benefit Plan with respect to periods prior to the Effective Time;

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all SpinCo Group Employees and Former SpinCo Group Employees; and

(iv) any and all Liabilities expressly assumed or retained by any member of the SpinCo Group pursuant to this Agreement.

(b) Acceptance and Assumption of Parent Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, Parent and certain members of the Parent Group designated by Parent shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a Parent Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the SpinCo Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Parent Group Employees and Former Parent Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a Parent Benefit Plan, taking into account a corresponding SpinCo Benefit Plan’s assumption of Liabilities with respect to SpinCo Group Employees and Former SpinCo Group Employees that were originally the Liabilities of such Parent Benefit Plan with respect to periods prior to the Effective Time;

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all Parent Group Employees and Former Parent Group Employees; and

(iv) any and all Liabilities expressly assumed or retained by any member of the Parent Group pursuant to this Agreement.

(c) Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the treatment of comparable Liabilities under this Agreement.

Section 2.02 Service Credit Recognized by SpinCo and SpinCo Benefit Plans. As of the Effective Time, the SpinCo Benefit Plans shall, and SpinCo shall cause each member of the SpinCo Group to, recognize each SpinCo Group Employee’s and each Former SpinCo Group Employee’s full service with Parent or any of its Subsidiaries or predecessor entities at or before the Effective Time, to the same extent that such service was recognized by Parent for similar purposes prior to the Effective Time as if such full service had been performed for a member of the SpinCo Group, for purposes of eligibility, vesting and determination of level of benefits under any SpinCo Benefit Plans.

Section 2.03 Adoption and Transfer and Assumption of Benefit Plans.

(a) Adoption by SpinCo of Benefit Plans. As of no later than the Effective Time, SpinCo shall, or shall cause the members of the SpinCo Group to, adopt Benefit Plans (and related trusts, if applicable) as contemplated and in accordance with the terms of this Agreement, which Benefit Plans are generally intended to contain terms substantially similar in all material respects to those of the corresponding Parent Benefit Plans as in effect immediately prior to the Effective Time, with such changes, modifications or amendments to the SpinCo Benefit Plans as may be required by applicable Law or to reflect the Separation and Distribution, including limiting participation in any such SpinCo Benefit Plan to SpinCo Group Employees and Former SpinCo Group Employees who participated in the corresponding Benefit Plan immediately prior to the Effective Time.

(b) Plans Not Required to Be Adopted. With respect to any Benefit Plan not otherwise addressed in this Agreement, the Parties shall agree in good faith on the treatment of such plan, taking into account the treatment of any comparable plan under this Agreement and, notwithstanding that SpinCo shall not have an obligation to continue to maintain any such plan with respect to the provision of future benefits from and after the Effective Time, SpinCo shall remain obligated to pay or provide any previously accrued or incurred benefits to the SpinCo Group Employees and Former SpinCo Group Employees consistent with Section 2.01(a) of this Agreement.

(c) Information, Elections and Beneficiary Designations. Each Party shall use its commercially reasonable efforts to provide the other Party with information describing each Benefit Plan election made by an Employee or Former Employee that may have application to such Party’s Benefit Plans from and after the Effective Time, and each Party shall use its commercially reasonable efforts to administer its Benefit Plans using those elections, including any beneficiary designations. Each Party shall, upon reasonable request, use its commercially reasonable efforts to provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(d) No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, no participant in any Benefit Plan shall receive service credit or benefits or recognition of compensation or other factors to the extent that receipt of such service credit or benefits or recognition of compensation or other factors would result in duplication of benefits provided to such participant by the corresponding Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Group that sponsors the corresponding Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Separation and Distribution Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to (i) create any right to accelerate vesting distributions or entitlements under any Benefit Plan sponsored or maintained by a member of the Parent Group or member of the SpinCo Group on the part of any Employee or Former Employee or (ii) limit the ability of a member of the Parent Group or SpinCo Group to amend, merge, modify, eliminate, reduce or otherwise alter in any respect any benefit under any Benefit Plan sponsored or maintained by a member of the Parent Group or SpinCo Group, respectively, or any trust, insurance policy or funding vehicle related thereto.

(e) Transition Services. The Parties acknowledge that the Parent Group or the SpinCo Group may provide administrative services for certain of the other Party’s compensation and benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(f) Beneficiaries. References to Parent Group Employees, Former Parent Group Employees, SpinCo Group Employees, Former SpinCo Group Employees, and current and former nonemployee directors of either Parent or SpinCo shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

Section 2.04 Reimbursement.

(a) By SpinCo. From time to time after the completion of the Separation, SpinCo shall promptly reimburse Parent for the cost of any obligations or Liabilities that Parent elects to, or is compelled to, pay or otherwise satisfy, that are or that pursuant to this Agreement have become, the responsibility of the SpinCo Group. Parent shall invoice SpinCo after the end of each fiscal month for all such costs (if any) in such fiscal month. SpinCo shall pay any amounts due by SpinCo hereunder in immediately available funds within thirty (30) days of SpinCo’s receipt of each invoice therefor. Any amount not paid within thirty (30) days after the date when payable shall bear interest at the rate described in the definition of Interest Payment (as defined in the Transition Services Agreement) from the date such amount is due. SpinCo shall not deduct, set off, counterclaim or otherwise withhold any amount owed by it to Parent (on account of any obligation owed by the Parent Group, whether or not such obligation has been finally adjudicated, settled or otherwise agreed upon in writing) against the amounts payable pursuant to this Agreement; provided that, if SpinCo disputes any amount on an invoice, SpinCo shall notify Parent in writing within twenty (20) days after SpinCo’s receipt of such invoice and shall describe in detail the reason for disputing such amount, provide any documents or other materials supporting its dispute, and will be entitled to withhold only the amount in dispute during the pendency of the dispute. SpinCo shall cause the timely payment of the undisputed portion of each invoice in the manner set forth in this Agreement and shall be subject to late charges at the rate described in the definition of Interest Payment and any other costs incurred by Parent pursuant to this Section 2.04(a) on any amount that is unsuccessfully disputed.

(b) By Parent. From time to time after the completion of the Separation, Parent shall promptly reimburse SpinCo for the cost of any obligations or Liabilities that SpinCo elects to, or is compelled to, pay or otherwise satisfy, that are or that pursuant to this Agreement have become, the responsibility of the Parent Group. SpinCo shall invoice Parent after the end of each fiscal month for all such costs (if any) in such fiscal month. Parent shall pay any amounts due by Parent hereunder in immediately available funds within thirty (30) days of Parent’s receipt of each invoice therefor. Any amount not paid within thirty (30) days after the date when payable shall bear interest at the rate described in the definition of Interest Payment from the date such amount is due. Parent shall not deduct, set off, counterclaim or otherwise withhold any amount owed by it to SpinCo (on account of any obligation owed by the SpinCo Group, whether or not such obligation has been finally adjudicated, settled or otherwise agreed upon in writing) against the amounts payable pursuant to this Agreement; provided that, if Parent disputes any amount on an invoice, Parent shall notify SpinCo in writing within twenty (20) days after Parent’s receipt of such invoice and shall describe in detail the reason for disputing such amount, provide any documents or other materials supporting its dispute, and will be entitled to withhold only the amount in dispute during the pendency of the dispute. Parent shall cause the timely payment of the undisputed portion of each invoice in the manner set forth in this Agreement and shall be subject to late charges at the rate described in the definition of Interest Payment and any other costs incurred by SpinCo and controlled pursuant to this Section 2.04(b) on any amount that is unsuccessfully disputed.

Article III
ASSIGNMENT OF EMPLOYEES

Section 3.01 Active Employees.

(a) Assignment and Transfer of Employees. Effective as of no later than the Effective Time and except as otherwise agreed to by the Parties, (i) the applicable member of the Parent Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the SpinCo Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or an approved leave of absence (collectively, the “SpinCo Group Employees”)) is employed by a member of the SpinCo Group as of immediately after the Effective Time, and (ii) the applicable member of the Parent Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the Parent Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or an approved leave of absence) and any other individual employed by the Parent Group as of the Effective Time who is not a SpinCo Group Employee (collectively, the “Parent Group Employees”) is employed by a member of the Parent Group as of immediately after the Effective Time. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

(b) At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the Parent Group or any member of the SpinCo Group to (i) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law, or (ii) continue the employment of any Employee or permit the return of an Employee from a leave of absence for any period after the date of this Agreement (except as required by applicable Law); provided that, with respect to clause (ii), in the case of a SpinCo Group Employee who is able to return to employment following the commencement of long-term disability benefits under a Parent Welfare Plan (as described in Section 7.05), SpinCo shall comply with any requirements relating to employment rights of such SpinCo Group Employee and such obligations, and any related Liabilities shall be obligations and related Liabilities of SpinCo Group. Except as provided in this Agreement, this Agreement shall not limit the ability of the Parent Group or the SpinCo Group to change the position, compensation or benefits of any Employees for performance-related, business or any other reason.

(c) Non-compete, Severance, Change in Control, or Other Payments. The Parties acknowledge and agree that the Separation, Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.01 shall not be deemed an involuntary termination of employment entitling any SpinCo Group Employee or Parent Group Employee to non-compete, severance, change in control, or other payments or benefits.

(d) Not a Change in Control. The Parties acknowledge and agree that neither the consummation of the Separation, Distribution nor any transaction contemplated by this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement shall be deemed a “change in control,” “change of control,” or term of similar import for purposes of any Benefit Plan sponsored or maintained by any member of the Parent Group or member of the SpinCo Group, and except as provided in this Agreement or as otherwise required by applicable law or Individual Agreement, no provision of this Agreement shall be construed to accelerate any vesting or create any right or entitlement to any compensation or benefits on the part of any Employee.

Section 3.02 Individual Agreements.

(a) Assignment by Parent. To the extent necessary, Parent shall assign, or cause an applicable member of the Parent Group to assign, to SpinCo or another member of the SpinCo Group, as designated by SpinCo, all Individual Agreements, with such assignment to be effective as of no later than the Effective Time; provided, however, that, to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the SpinCo Group shall be considered to be a successor to each member of the Parent Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the SpinCo Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary); provided, further, that in no event shall Parent be permitted to enforce any Individual Agreement (including any agreement containing noncompetition or non-solicitation covenants) against a SpinCo Group Employee or Former SpinCo Group Employee for action taken in such individual’s capacity as a SpinCo Group Employee or Former SpinCo Group Employee.

(b) Assumption by SpinCo. Effective as of the Effective Time, SpinCo shall, or shall cause the members of the SpinCo Group to, assume and honor any Individual Agreement to the extent assigned, including any Liabilities and obligations thereunder to which any SpinCo Group Employee or Former SpinCo Group Employee is a party with any member of the Parent Group.

Section 3.03 Consultation with Labor Representatives; Labor Agreements. The Parties shall cooperate to notify, inform and/or consult with any labor union, works council or other labor representative regarding the Separation and Distributions to the extent required by Law or a Labor Agreement. No later than as of immediately before the Effective Time, SpinCo shall have taken, or caused another member of the SpinCo Group to take, all actions that are necessary (if any) for SpinCo or another member of the SpinCo Group to (a) assume any Labor Agreements in effect with respect to SpinCo Group Employees and Former SpinCo Group Employees (excluding obligations thereunder with respect to any Parent Group Employees or Former Parent Group Employees, to the extent applicable), and (b) unless otherwise provided in this Agreement, assume and honor any obligations of the Parent Group under any Labor Agreements as such obligations relate to SpinCo Group Employees and Former SpinCo Group Employees. No later than as of immediately before the Effective Time, Parent shall have taken, or caused another member of the Parent Group to take, all actions that are necessary (if any) for Parent or another member of the Parent Group to (i) assume any Labor Agreements in effect with respect to Parent Group Employees and Former Parent Group Employees (excluding obligations thereunder with respect to any SpinCo Group Employees, or Former SpinCo Group Employees, to the extent applicable) and (ii) assume and honor any obligations of the SpinCo Group under any Labor Agreements as such obligations relate to Parent Group Employees and Former Parent Group Employees. For the avoidance of doubt, any withdrawal liability that is imposed on any member of the Parent Group at or after the Effective Time by a multiemployer pension plan and that relates to the obligation, or cessation of the obligation, of a member of the SpinCo Group to contribute to such plan, shall be a SpinCo Liability.

Section 3.04 Non-Solicitation.

(a) Non-Solicitation. Each Party agrees that, for the period of 12 months immediately following the Effective Time, such Party shall, and shall cause each member in its Group, to not solicit for employment any individual who, as of immediately prior to the Effective Time, was an employee of a member of the other Group and worked from, or was otherwise assigned to, the corporate office of such Group (“Restricted Employees”); provided that the foregoing restrictions shall not apply to: (i) any Restricted Employee who terminates employment (which for the avoidance of doubt, occurs at the end of any garden leave, if applicable) at least six (6) months prior to the applicable solicitation and/or hiring, and (ii) the solicitation of a Restricted Employee whose employment was involuntarily terminated by the employing Party in a severance qualifying termination before the employment discussions with the soliciting Party commenced; and provided, further, that it shall not be deemed to be a violation of this Section 3.04 for either Party, or the members of its Group, to post a general solicitation that is not targeted at Restricted Employees of the other Party and the members of its Group.

(b) Remedies; Enforcement. Each Party acknowledges and agrees that (i) injury to the employing Party from any breach by the other Party of the obligations set forth in this Section 3.04 would be irreparable and impossible to measure and (ii) the remedies at Law for any breach or threatened breach of this Section 3.04, including monetary damages, would therefore be inadequate compensation for any loss, and the employing Party shall have the right to specific performance and injunctive or other equitable relief in accordance with this Section 3.04, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. Each Party understands and acknowledges that the restrictive covenants and other agreements contained in this Section 3.04 are an essential part of this Agreement and the transactions contemplated hereby. It is the intent of the Parties that the provisions of this Section 3.04 shall be enforced to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 3.04 shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provision or portion thereof in the particular jurisdiction in which such adjudication is made.

Article IV
EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION

Section 4.01 Generally. Each Parent Award that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, that, prior to the Effective Time, the Parent Compensation Committee may provide for different adjustments with respect to some or all Parent Awards to the extent that the Parent Compensation Committee deems such adjustments necessary and appropriate. Any adjustments made by the Parent Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates. Before the Effective Time, the SpinCo Equity Plan shall be established, with such terms as are necessary to permit the implementation of the provisions of this Article IV.

Section 4.02 Equity Incentive Awards.

(a) RSU Awards. Each Parent RSU Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) If the holder is a Parent Group Employee or Former Employee, such award shall be converted, as of the Effective Time, into a Post-Separation Parent RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent RSU Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of Parent Shares subject to such Post-Separation Parent RSU Award shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent RSU Award immediately prior to the Effective Time, by (B) the Parent Ratio.

(ii) If the holder is a SpinCo Group Employee, such award shall be converted, as of the Effective Time, into a SpinCo RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent RSU Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of SpinCo Shares subject to such SpinCo RSU Award shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent RSU Award immediately prior to the Effective Time, by (B) the SpinCo Ratio.

(b) Performance Share Awards. Each Parent Performance Share Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) If the holder is a Parent Group Employee or Former Employee, such award shall be converted, as of the Effective Time, into a Post-Separation Parent RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to time-based vesting) after the Effective Time as were applicable to such Parent Performance Share Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of Parent Shares subject to such Post-Separation Parent RSU Award shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent Performance Share Award immediately prior to the Effective Time, by (B) the Parent Ratio. The applicable performance-based vesting conditions shall be deemed achieved as of the Effective Time at the levels approved by the Parent Compensation Committee prior to the Effective Time.

(ii) If the holder is a SpinCo Group Employee, such award shall be converted, as of the Effective Time, into a SpinCo RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to time-based vesting) after the Effective Time as were applicable to such Parent Performance Share Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time, the number of SpinCo Shares subject to such SpinCo RSU Award shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent Performance Share Award immediately prior to the Effective Time by (B) the SpinCo Ratio. The applicable performance-based vesting conditions shall be deemed achieved as of the Effective Time at the levels approved by the Parent Compensation Committee prior to the Effective Time.

(c) Miscellaneous Award Terms. None of the Separation, the Distribution or any employment transfer described in Section 3.01(a) shall constitute a termination of employment for any Employee or termination of service for any nonemployee director for purposes of any Post-Separation Parent Award or any SpinCo Award. After the Effective Time, for any award adjusted under this Section 4.02, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or Parent Equity Plan applicable to such award (x) with respect to Post-Separation Parent RSU Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or Parent Equity Plan, and (y) with respect to SpinCo RSU Awards, shall be deemed to refer to a “Change in Control” as defined in the SpinCo Equity Plan.

(d) Registration and Other Regulatory Requirements. SpinCo agrees to file the appropriate registration statements with respect to, and to cause to be registered pursuant to the Securities Act, the SpinCo Shares authorized for issuance under the SpinCo Equity Plan, as required pursuant to the Securities Act, at or promptly following the Effective Time.

Section 4.03 Non-Equity Incentive Practices and Plans.

(a) Annual Bonuses. The Parent Group shall be responsible for all bonus awards that would otherwise be payable under the Parent Annual Bonus Plans to SpinCo Group Employees or Former SpinCo Group Employees for all periods prior to the Distribution Date; provided that, with respect to fiscal year 2023, each such bonus award shall be based on: (i) in the case of the Parent EICP, the performance level certified by the Parent Compensation Committee and prorated based on the number of days elapsed from and including January 1 through the Distribution Date out of three hundred and sixty-five (365), and paid promptly following the Distribution Date, subject to the payment eligibility requirements of the Parent EICP and subject, to the extent applicable, to any valid deferral election made under the Parent Deferred Compensation Plan or SpinCo Deferred Compensation Plan, as applicable; or (ii) in the case of the Parent STIP, the target level, based on the employee’s pay grade prior to the Distribution Date and such employee’s straight-time wages paid in the plan year up to the Distribution Date and prorated based on the number of days elapsed from and including January 1 through the Distribution Date out of three hundred and sixty-five (365), and paid promptly following the Distribution Date, and subject, to the extent applicable, to any valid deferral election made under the Parent Deferred Compensation Plan or SpinCo Deferred Compensation Plan, as applicable. As of no later than the Effective Time, SpinCo shall establish the SpinCo EICP, which shall have substantially the same terms as of immediately prior to the Effective Time as the Parent EICP. SpinCo Group Employees who were covered by the Parent EICP immediately prior to the Distribution Date shall be eligible to participate in the SpinCo EICP, as applicable, on such terms as determined by SpinCo or required by an Individual Agreement. SpinCo Group Employees who participated in the Parent STIP shall be eligible to participate in the KRC Salaried Employees Incentive Plan for 2023 as of the Effective Date through the end of the plan year on a prorated basis.

(b) Other Cash Incentive Plans.

(i) No later than the Effective Time, the Parent Group shall continue to retain (or assume as necessary) any cash incentive plan that is for the exclusive benefit of Parent Group Employees and Former Parent Group Employees and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.

(ii) No later than the Effective Time, the SpinCo Group shall establish or continue to retain (or assume as necessary) any cash incentive plan that is for the exclusive benefit of SpinCo Group Employees and Former SpinCo Group Employees and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.

Section 4.04 Director Compensation. Parent shall be responsible for the payment of any fees for service on the Parent Board that are earned at, before, or after the Effective Time, and SpinCo shall not have any responsibility for any such payments. With respect to any Transferred Director, SpinCo shall be responsible for the payment of any cash fees for service on the SpinCo Board that are earned at any time after the Effective Time, and Parent shall not have any responsibility for any such payments. For the avoidance of doubt, with respect to the month in which the Distribution Date occurs, for any Transferred Director, Parent shall be responsible for the payment of the portion of the monthly cash director’s fee that relates to the portion of the month elapsed prior to the Distribution Date, and SpinCo shall be responsible for the payment of the remainder of such monthly cash director’s fee.

Article V
QUALIFIED RETIREMENT PLANS

Section 5.01 Parent Pension Plans. Parent shall assume and retain the Parent Pension Plans as of the Effective Time and no member of the SpinCo Group shall assume or retain any Liability with respect to the Parent Pension Plans. Following the Effective Time, no SpinCo Group Employee shall be credited with any additional service under the Parent Pension Plans.

Section 5.02 SpinCo Pension Plan.

(a) Retention of SpinCo Pension Plans. SpinCo shall assume and retain the SpinCo Pension Plans as of the Effective Time and no member of the Parent Group shall assume or retain any Liability with respect to the SpinCo Pension Plans. Following the Effective Time, no Parent Group Employee shall be credited with any additional service under the SpinCo Pension Plans.

(b) Master Trust Assets. Assets attributable to the SpinCo Pension Plans (the “SpinCo Pension Assets”) under the MDU Resources, Inc. Master Trust (the “Parent Master Trust”) (including for the avoidance of doubt any Assets held in a separate account under the Parent Master Trust for the benefit of the SpinCo Pension Plans) shall be transferred to a master trust designated by SpinCo (the “SpinCo Master Trust”) and adopted by SpinCo no later than the Distribution Date which forms a part of each SpinCo Pension Plan as follows:

(i) On the first Business Day following the Distribution Date (such date, the “Initial Transfer Date”), SpinCo Pension Assets under the Parent Master Trust shall be transferred to the SpinCo Master Trust based on an April 30, 2023 valuation provided by the trustee of the Parent Master Trust (the “Trustee”) in an amount as approved by the Employee Benefits Committee of the Parent (such initial transfer, the “Initial Transfer”).

(ii) As soon as practical following the Distribution Date, Parent shall obtain from the Trustee a valuation of the Parent Master Trust as of the Distribution Date reflecting the valuation of the Assets of the Parent Master Trust (based on the close of market (regular hours) on the Distribution Date) (the “Distribution Date Valuation”).

(iii) For purposes of a potential True-Up Transfer as defined in Section 5.02(b)(iv), the SpinCo Pension Assets shall be an amount approved by the Employee Benefits Committee of the Parent based on the value of the SpinCo Pension Plans’ interest in the Parent Master Trust based on the Distribution Date Valuation and, to the extent necessary, shall be adjusted to take into account any contributions or benefit payments, in either case to be made from the Parent Master Trust after the Distribution Date on behalf of the SpinCo Pension Plans and third-party fees, costs and expenses including Trustee, investment management, Trustee and administration and other similar fees incurred or due in respect of the Parent Master Trust for periods prior to the Effective Time (such adjusted amount, the “Final SpinCo Pension Assets”).

(iv) To the extent that the Assets transferred to the SpinCo Master Trust in connection with the Initial Transfer as of the Distribution Date, as determined in accordance with Section 5.02(b)(i) (A) exceed the Final SpinCo Pension Assets, the trustee on behalf of the SpinCo Master Trust shall transfer Assets to the Parent Master Trust equal to such excess or (B) fall short of the Final SpinCo Pension Assets, the Trustee on behalf of the Parent Master Trust shall transfer Assets to the SpinCo Master Trust equal to such shortfall (such subsequent transfer described in this Section 5.02(b)(iv)(A) and (B), the “True-Up Transfer”). Such True-Up Transfer, if any, shall be made within twenty (20) business days following the receipt by the Parent of the Distribution Date Valuation. The Employee Benefits Committee of the Parent shall approve the amount, if any, subject to the True-Up Transfer.

(v) The Initial Transfer shall, to the extent practicable, be made in kind (on a pro rata basis). By way of illustration, if the Parent Master Trusts holds 100 units of a collective investment fund ABC and the SpinCo Pension Assets constitute 7% of the Assets of the Parent Master Trust as of the Initial Transfer, seven units of collective investment fund ABC shall be transferred from the Parent Master Trust to the SpinCo Master Trust on the Distribution Date.

(vi)  With respect to the Initial Transfer, to the extent it is not practicable to transfer Assets in kind (on a pro rata basis) as determined by the Trustee, investment advisor or manager to the Parent Master Trust and agreed by the Employee Benefits Committee of the Parent (e.g., due to Assets held as fractional shares, Assets held in cash, minimum investment requirements or any similar restrictions or circumstances), such transfer shall be made in cash and if such cash transfer is delayed beyond the Initial Transfer Date, plus simple interest (using the one-month Treasury rate in effect on the Initial Transfer Date) from the Initial Transfer Date through the date immediately preceding the date of transfer. Any True-Up Transfer shall also be made in cash plus simple interest (using the one-month Treasury Rate in effect on the Initial Transfer Date) from the Initial Transfer Date through the date immediately preceding the date of transfer.

(vii) For the avoidance of doubt, the insurance company separate accounts for each of the plans held in the Parent Master Trust prior to the Distribution Date do not constitute Assets of the Parent Master Trust and are held directly by each of the plans that participate in the Parent Master Trust.

(viii) As soon as practicable following any transfers made pursuant to this Section 5.02(b), the Parent Group shall deliver to the SpinCo Group copies of relevant valuation reports used by the Parent Group to make the determinations required by this Section 5.02(b) and any other supporting information as may be reasonably requested by SpinCo. The Parties shall cooperate in making any subsequent adjustments with respect to fees and expenses incurred by the Parent Master Trust prior to the Effective Time with respect to the Assets attributable to the SpinCo Pension Plans.

(c) Plan Fiduciaries. For all periods at and after the Effective Time and except as otherwise set forth in this Section 5.02, the parties agree that the applicable fiduciaries of each of the Parent Pension Plans and the SpinCo Pension Plans, respectively, shall have the authority with respect to the Parent Pension Plans and the SpinCo Pension Plans, respectively, to determine the investments and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents. Prior to the Effective Time, SpinCo shall or shall cause the appropriate members of the SpinCo Group to establish an Employee Benefit Committee as a fiduciary with respect to the SpinCo Pension Plans and SpinCo Master Trust and such committee shall have the authority to take the necessary action to establish an investment policy effective as of the Effective Time.

Section 5.03 SpinCo 401(k) Plans.

(a) Establishment of Plan. Effective on or before the Distribution Date, SpinCo shall or shall cause the members of the SpinCo Group to, adopt and establish a SpinCo 401(k) Plan and a related trust (the “SpinCo 401(k) Trust”), which shall be intended to meet the tax qualification requirements of Section 401(a) of the Code, the tax exemption requirement of Section 501(a) of the Code, and the requirements described in Sections 401(k) and (m) of the Code and which shall have substantially the similar terms in all material respects as of immediately prior to the Distribution Date as the Parent 401(k) Plan. Notwithstanding the foregoing, SpinCo may make such changes, modifications or amendments to the SpinCo 401(k) Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation or which result from vendor limitations.

(b) Transfer of Account Balances. No later than thirty (30) days following the Effective Time (or such other times as mutually agreed to by the Parties), Parent shall cause the trustee of the Parent 401(k) Plan to transfer from the trust which forms a part of the Parent 401(k) Plan to the SpinCo 401(k) Trust, the account balances of SpinCo Group Employees under the Parent 401(k) Plan, determined as of the date of the transfer. Unless otherwise agreed by the Parties, such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans and, with respect to investments in the MDU Resources Common Stock (the “Parent Share Fund”), such transfer shall include Parent Shares and, if applicable, SpinCo Shares. Any Asset and Liability transfers pursuant to this Section 5.03 shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code and, if required, shall be made not less than thirty (30) days after Parent shall have filed the notice under Section 6058(b) of the Code with respect to the applicable Parent 401(k) Plan. The Parties agree that to the extent that any Assets are not transferred in kind, the Assets transferred will be mapped into an appropriate investment vehicle. The SpinCo 401(k) Plan shall assume and honor the terms of all QDROs in effect under the Parent 401(k) Plan in respect of SpinCo Group Employees immediately prior to the Effective Time.

(c) Transfer of Liabilities. Effective as of the Effective Time or if earlier, the date of transfer under Section 5.03(b) but subject to the Asset transfer specified in Section 5.03(b) above and retirement contribution described in Section 5.03(d), the SpinCo 401(k) Plan shall assume and be solely responsible for all the Liabilities for or relating to SpinCo Group Employees under the Parent 401(k) Plan. SpinCo shall be responsible for all ongoing rights of or relating to SpinCo Group Employees for future participation (including the right to make payroll deductions) in the SpinCo 401(k) Plan.

(d) Employer Contributions. As soon as practical following the Distribution Date, Parent shall make a pro rata retirement contribution to the SpinCo 401(k) Plan for each SpinCo Group Employee who transferred to the SpinCo Group prior to the Distribution Date for the portion of the current plan year of the Parent 401(k) Plan that has elapsed since January 1, 2023 until the date such SpinCo Group Employee transferred to the SpinCo Group (with the level of such retirement contribution based on the terms of the Parent 401(k) Plan).

(e) SpinCo Share Fund in SpinCo 401(k) Plan. The SpinCo 401(k) Plan shall provide, effective as of the Effective Time: (i) for the establishment of a share fund for SpinCo Shares (the “SpinCo Share Fund”); (ii) that such SpinCo Share Fund shall receive all SpinCo Shares distributed in connection with the Distribution in respect of Parent Shares held in SpinCo 401(k) Plan accounts of SpinCo Group Employees and Former SpinCo Group Employees participating in the SpinCo 401(k) Plan immediately prior to the Effective Time; and (iii) that, following the Effective Time, contributions made by or on behalf of such participants shall be allocated to the SpinCo Share Fund, if so directed in accordance with the terms of the SpinCo 401(k) Plan.

(f) Parent Share Fund in SpinCo 401(k) Plan. Participants in the SpinCo 401(k) Plan shall be prohibited from increasing their holdings in the Parent Share Fund under the SpinCo 401(k) Plan and may elect to liquidate their holdings in the Parent Share Fund and invest those monies in any other investment fund offered under the SpinCo 401(k) Plan. After the Effective Time, all outstanding investments in the Parent Share Fund under the SpinCo 401(k) Plan shall be liquidated and reinvested in other investment funds offered under the SpinCo 401(k) Plan, on such dates and in accordance with such procedures as are determined by the administrator of the SpinCo 401(k) Plan.

(g) SpinCo Share Fund in Parent 401(k) Plan. SpinCo Shares distributed in connection with the Distribution in respect of Parent Shares transferred to the Parent 401(k) Plan accounts of Parent Group Employees or Former Parent Group Employees who participate in the Parent 401(k) Plan shall be deposited in a SpinCo Share Fund under the Parent 401(k) Plan, and such participants in the Parent 401(k) Plan shall be prohibited from increasing their holdings in such SpinCo Share Fund under the Parent 401(k) Plan and may elect to liquidate their holdings in such SpinCo Share Fund and invest those monies in any other investment fund offered under the Parent 401(k) Plan. After the Effective Time, all outstanding investments in the SpinCo Share Fund under the Parent 401(k) Plan shall be liquidated and reinvested in other investment funds offered under the Parent 401(k) Plan, on such dates and in accordance with such procedures as are determined by the administrator of the Parent 401(k) Plan.

(h) Plan Fiduciaries. For all periods at and after the Effective Time, the parties agree that the applicable fiduciaries of each of the Parent 401(k) Plans and the SpinCo 401(k) Plans, respectively, shall have the authority with respect to the Parent 401(k) Plans and the SpinCo 401(k) Plans, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

Article VI
NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 6.01 Deferred Compensation Plans.

(a) Establishment of Plans. As of no later than the Effective Time, SpinCo shall establish a SpinCo Deferred Compensation Plan corresponding to each Parent Nonqualified Deferred Compensation Plan, and each SpinCo Nonqualified Deferred Compensation Plan shall have substantially the same terms as of the effective date of such SpinCo Nonqualified Deferred Compensation Plan as the corresponding Parent Nonqualified Deferred Compensation Plan. SpinCo may make such changes, modifications or amendments to each SpinCo Nonqualified Deferred Compensation Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those provided under the corresponding Parent Nonqualified Deferred Compensation Plan to participants in such Parent Nonqualified Deferred Compensation Plan immediately prior to the effective date of the SpinCo Nonqualified Deferred Compensation Plan.

(b) Assumption of Liabilities in General. No later than the Effective Time, except as otherwise provided in this Section 6.01, SpinCo shall, and shall cause the SpinCo Nonqualified Deferred Compensation Plans to, assume all Liabilities under each Parent Nonqualified Deferred Compensation Plan for the benefits of SpinCo Group Employees and Former SpinCo Group Employees, determined as of immediately prior to the effective date of such SpinCo Nonqualified Deferred Compensation Plan, and the Parent Group and the Parent Nonqualified Deferred Compensation Plans shall be relieved of all Liabilities for those benefits. Parent shall, or shall cause a member of the Parent Group to, assume and retain all Liabilities under the Parent Nonqualified Deferred Compensation Plans for the benefits of Parent Group Employees and Former Parent Group Employees. On and after the effective date of each SpinCo Nonqualified Deferred Compensation Plan, SpinCo Group Employees and Former SpinCo Group Employees shall cease to be participants in the corresponding Parent Nonqualified Deferred Compensation Plan.

(c) Establishment of Rabbi Trusts.

(i) Deferred Compensation Rabbi Trust. No later than the Effective Time, SpinCo shall, or shall cause a member of the Spin Group to, adopt a rabbi trust with respect to the SpinCo Deferred Compensation Plan (which plan shall be adopted pursuant to Sections 2.02(a) and 6.01(a)) (the “SpinCo Deferred Compensation Plan Rabbi Trust”), the terms of which rabbi trust shall be substantially comparable as of the date that such rabbi trust is formed to the terms of the rabbi trust for the MDU Resources Group, Inc. Deferred Compensation Plan (the “Parent Deferred Compensation Plan Rabbi Trust”) to the extent that such terms of the Parent Deferred Compensation Rabbi Trust relate to obligations in respect of the MDU Resources Group, Inc. Deferred Compensation Plan, with such changes, modifications or amendments to the SpinCo Deferred Compensation Plan Rabbi Trust as may be required by applicable Law. In connection with the establishment by SpinCo of the SpinCo Deferred Compensation Plan and the assumption by SpinCo and the SpinCo Deferred Compensation Plan of the Liabilities under the MDU Resources Group, Inc. Deferred Compensation Plan in respect of the SpinCo Group Employees and Former SpinCo Group Employees, Parent shall transfer from the Parent Deferred Compensation Plan Rabbi Trust to the SpinCo Deferred Compensation Plan Rabbi Trusts a pro rata portion of the Assets held by the Parent Deferred Compensation Rabbi Trust based on the ratio of the bookkeeping account balances of the SpinCo Group Employees and Former SpinCo Group Employees to the bookkeeping account balances of all Employees and Former Employees under the MDU Resources Group, Inc. Deferred Compensation Plan as of the last business day prior to the date of transfer.

(ii) Benefit Protection Rabbi Trust. No later than the Effective Time and in accordance with the Plan of Reorganization, a member of the SpinCo Group shall have adopted a rabbi trust with respect to the SpinCo Supplemental Income Security Plan and the SpinCo Nonqualified Defined Compensation Plan (which plans shall be adopted pursuant to Sections 2.02(a) and 6.01(a)) (the “SpinCo Benefit Protection Rabbi Trust”), the terms of which shall be substantially comparable as of the date that such rabbi trust is formed to the terms of the rabbi trust for the MDU Resources Group, Inc. Supplemental Income Security Plan and the MDU Resources Group, Inc. Nonqualified Defined Compensation Plan (the “Parent Benefit Protection Rabbi Trust”), to the extent that such terms of the Parent Benefit Protection Rabbi Trust relate to obligations in respect of the MDU Resources Group, Inc. Supplemental Income Security Plan and the MDU Resources Group, Inc. Nonqualified Defined Compensation Plan, with such changes, modifications or amendments to the SpinCo Benefit Protection Rabbi Trust as may be required by applicable Law. In connection with the Plan of Reorganization and the establishment by a member of the SpinCo Group of the SpinCo Benefit Protection Rabbi Trust and the assumption by SpinCo and the SpinCo Supplemental Income Security Plan and the SpinCo Nonqualified Defined Contribution Plan of the Liabilities under the MDU Resources Group, Inc. Supplemental Income Security Plan and the MDU Resources Group, Inc. Nonqualified Defined Contribution Plan in respect of the SpinCo Group Employees and Former SpinCo Group Employees, such trust shall have received Assets from the Parent Benefit Protection Trust in such amounts as determined by Parent.

Section 6.02 Director Deferred Compensation.

(a) Establishment of SpinCo Director Deferred Compensation Plan. As of no later than the Effective Time, SpinCo shall establish the SpinCo Director Deferred Compensation Plan, which plan shall have substantially the same terms as of immediately prior to the Effective Time as the Parent Director Deferred Compensation Plan. SpinCo may make such changes, modifications or amendments to the SpinCo Director Deferred Compensation Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation, it being understood that any such changes, modifications or amendments shall not result in benefits that are less favorable than those provided under the Parent Director Deferred Compensation Plan to Transferred Directors who participated in the Parent Director Deferred Compensation Plan immediately prior to the Effective Time.

(b) Liability for Director Deferred Compensation Plan Accounts. As of the Effective Time, except as otherwise provided in this Section 6.02, SpinCo shall, and shall cause the SpinCo Director Deferred Compensation Plan to, assume all Liabilities under the Parent Director Deferred Compensation Plan for the benefits of Transferred Directors, determined as of immediately prior to the Effective Time, and the Parent Group and the Parent Director Deferred Compensation Plan shall be relieved of all Liabilities for those benefits. Parent shall assume and retain all Liabilities under the Parent Director Deferred Compensation Plans the benefits of Parent Directors and all nonemployee directors who ceased serving on the Parent Board prior to the Effective Time. On and after the Effective Time, Transferring Directors shall cease to be participants in the Parent Director Deferred Compensation Plan.

(c) Adjustment Methodology. All deferred stock units notionally credited to a participant’s account under the Parent Director Deferred Compensation Plan immediately prior to the Effective Time shall be adjusted from and after the Effective Time so that (i) with respect to a participant in the Parent Director Deferred Compensation Plan immediately following the Effective Time, such deferred stock units shall continue to relate solely to Parent Shares and the number of deferred stock units notionally credited as of the Effective Time under the Parent Director Deferred Compensation Plan shall be equal to the product, rounding down to the nearest whole number of shares, obtained by multiplying (A) the number of Parent Shares underlying deferred stock units notionally credited to such participant’s account under the Parent Director Deferred Compensation Plan immediately prior to the Effective Time by (B) the Parent Ratio, and (ii) with respect to a participant in the SpinCo Director Deferred Compensation Plan immediately following the Effective Time, such deferred stock units shall relate solely to SpinCo Shares and the number of deferred stock units notionally credited as of the Effective Time under the SpinCo Director Deferred Compensation Plan shall be equal to the product, rounding down to the nearest whole number of shares, obtained by multiplying (A) the number of Parent Shares underlying deferred stock units notionally credited to such participant’s account under the Parent Director Deferred Compensation Plan immediately prior to the Effective Time by (B) the SpinCo Ratio.

Section 6.03 Participation; Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement shall trigger a payment or distribution of compensation for any participant under any of the Parent Nonqualified Deferred Compensation Plans, SpinCo Nonqualified Deferred Compensation Plans, Parent Director Deferred Compensation Plan, or SpinCo Director Deferred Compensation Plan and, consequently, that the payment or distribution of any compensation to which such participant is entitled under any such plan shall occur upon such participant’s separation from service from the Parent Group or SpinCo Group or at such other time as provided in the applicable deferred compensation plan or participant’s deferral election.

Article VII
WELFARE BENEFIT PLANS

Section 7.01 Welfare Plans.

(a) Establishment of SpinCo Welfare Plans. Except as otherwise provided in this Article VII, as of or before the Effective Time, SpinCo shall, or shall cause the members of the SpinCo Group to establish the SpinCo Welfare Plans pursuant to Section 2.03(a) that generally correspond to the Parent Welfare Plans in which such SpinCo Group Employees participate immediately prior to the Effective Time, with such changes, modifications or amendments as may be required by applicable Law or as are necessary and appropriate to reflect the Separation. In addition, SpinCo or members of the SpinCo Group shall retain the right to modify, amend, alter or terminate the terms of any SpinCo Welfare Plan after the Effective Time to the same extent that the Parent Group had such rights under the corresponding Parent Welfare Plan. For the avoidance of doubt, to the extent that SpinCo maintains SpinCo Welfare Plans for SpinCo Group Employees and Former SpinCo Group Employees prior to the Distribution Date, SpinCo may continue to provide such SpinCo Welfare Plans after the Effective Time, including with the same level of benefits, employee premiums, copays and deductibles in effect immediately prior to the Distribution Date.

(b) Waiver of Conditions; Benefit Maximums. SpinCo shall, or shall cause the members of the SpinCo Group to, use commercially reasonable efforts to cause the SpinCo Welfare Plans to:

(i) with respect to the enrollment as of the Effective Time, waive (x) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any SpinCo Group Employee or Former SpinCo Group Employee, other than limitations that were in effect with respect to the SpinCo Group Employee or Former SpinCo Group Employee under the applicable Parent Welfare Plan as of immediately prior to the Effective Time, and (y) any waiting period limitation or evidence of insurability requirement applicable to a SpinCo Group Employee or Former SpinCo Group Employee other than limitations or requirements that were in effect with respect to such SpinCo Group Employee or Former SpinCo Group Employee under the applicable Parent Welfare Plans as of immediately prior to the Effective Time; and

(ii) take into account (x) with respect to aggregate annual, lifetime, or similar maximum benefits available under the SpinCo Welfare Plans, a SpinCo Group Employee’s or Former SpinCo Group Employee’s prior claim experience under the Parent Welfare Plans and any Benefit Plan that provides leave benefits; and (y) any eligible expenses incurred by a SpinCo Group Employee or Former SpinCo Group Employee and his or her covered dependents during the portion of the plan year of the applicable Parent Welfare Plan ending as of the Effective Time to be taken into account under such SpinCo Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such SpinCo Group Employee or Former SpinCo Group Employee and his or her covered dependents for the applicable plan year to the same extent as such expenses were taken into account by Parent for similar purposes prior to the Effective Time as if such amounts had been paid in accordance with such SpinCo Welfare Plan.

(c) Allocation of Welfare Plan Assets and Liabilities. Effective as of the Effective Time and except as otherwise provided in this Article VII or in the proviso to this sentence, the Parent Group shall retain or assume, as applicable, and be responsible for all Assets (including any insurance contracts, policies or other funding vehicles) and Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of Employees or Former Employees under the Parent Welfare Plans before the Effective Time; provided that the SpinCo Group shall retain or assume, as applicable, Liabilities relating to, arising out of or resulting from group health coverage or claims incurred by or on behalf of SpinCo Group Employees or Former SpinCo Group Employees before the Effective Time. Promptly after the receipt by Parent of a rebate or credit as a result of an administrative performance guarantee for 2022 plan year with respect to the group health plan, Parent shall pay to SpinCo its pro rata share on such basis as determined by Parent. No SpinCo Welfare Plan shall provide coverage to any Parent Group Employee or Former Parent Group Employee after the Effective Time, and except as provided in this Article VII, no Parent Welfare Plan shall provide coverage to any SpinCo Group Employee or Former SpinCo Group Employee after the Effective Time.

Section 7.02 Retiree Medical, Dental, Vision, AD&D, and Life Plans.

(a) Treatment of VEBA Trust. Immediately prior to the Effective Time, the SpinCo Group shall withdraw and cease to be a participating employer in the MDU Resources Group, Inc. Retiree Benefit VEBA.

(b) SpinCo Group Employees. Effective as of the Distribution Date, SpinCo shall assume and retain all Liabilities for retiree medical, dental, vision, AD&D, or life benefits with respect to SpinCo Group Employees and Former SpinCo Group Employees, including those who are eligible for benefits under a Parent Retiree Welfare Plan (other than a SpinCo Group Employee who has attained age 60 with at least 10 years of service and who has elected prior to the Effective Time to be covered under a Parent Retiree Plan). As of the Distribution Date, with respect to a SpinCo Group Employee who was eligible under a Parent Retiree Welfare Plan as of immediately prior to the Distribution Date (other than a SpinCo Group Employee who makes the election described in the preceding sentence), SpinCo shall cause such employee to be eligible for benefits and coverage under a SpinCo Retiree Welfare Plan.

(c) Parent Group Employees. Effective as of the Distribution Date, Parent shall assume and retain all Liabilities for retiree medical, dental, vision, AD&D, or life benefits with respect to Parent Group Employees and Former Parent Group Employees and any SpinCo Group Employee who has attained age 60 with at least 10 years of service and who has elected prior to the Effective Time to be covered under a Parent Retiree Plan. As of the Distribution Date, with respect to a Parent Group Employee who was eligible under a SpinCo Retiree Welfare Plan as of immediately prior to the Distribution Date, Parent shall cause such employee to be eligible for benefits and coverage under a Parent Retiree Welfare Plan.

Section 7.03 COBRA. The Parent Group shall continue to be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the Parent Welfare Plans with respect to any Parent Group Employees and any Former Parent Group Employees (and their covered dependents) who experience a qualifying event under COBRA before, as of, or after the Effective Time. Effective as of the Effective Time, the SpinCo Group shall assume responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the SpinCo Welfare Plans with respect to any SpinCo Group Employees or Former SpinCo Group Employees (and their covered dependents) who experience a qualifying event under the SpinCo Welfare Plans and/or the Parent Welfare Plans before, as of, or after the Effective Time. The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 7.04 Flexible Spending Accounts. As of no later than the Effective Time, SpinCo shall, or shall cause the members of the SpinCo Group to, establish SpinCo Welfare Plans, including a cafeteria plan that shall provide health or dependent care flexible spending account benefits to SpinCo Group Employees on and after the Effective Time (collectively, the “SpinCo Flex Plan”). The Parties shall use commercially reasonable efforts to ensure that as of the Effective Time any health and dependent care flexible spending accounts of SpinCo Group Employees (whether positive or negative) (the “Transferred Account Balances”) under Parent Welfare Plans are transferred as soon as practicable after the Effective Time, from the Parent Welfare Plans to the SpinCo Flex Plan (but only to the extent such accounts under the Parent Welfare Plans are not already maintained by SpinCo). Such SpinCo Flex Plan shall assume responsibility as of the Effective Time for all outstanding health or dependent care claims under the corresponding Parent Welfare Plans of each SpinCo Group Employee as of the first day of the year in which the Effective Time occurs and shall assume and agree to perform the obligations of the corresponding Parent Welfare Plans from and after the Effective Time. As soon as practicable after the Effective Time, and in any event within thirty (30) days after the amount of the Transferred Account Balances is determined or such later date as mutually agreed upon by the Parties, Parent shall pay SpinCo the net aggregate amount of the Transferred Account Balances, if such amount is positive, and SpinCo shall pay Parent the net aggregate amount of the Transferred Account Balances, if such amount is negative. In addition, Parent shall provide to SpinCo a cash payment equal to any forfeitures under the Parent cafeteria plan attributable to SpinCo Group Employees and Former SpinCo Group Employees for the plan years ending prior to the Distribution Date that have a Covid-19 extension for making claims, with such cash payment to be made by Parent as soon as practical following resolution of such extended claim periods.

Section 7.05 Disability Plans. The Parent Group shall assume and retain all Liabilities for providing long-term disability benefits under a Parent Welfare Plan with respect to any Parent Group Employee or Former Parent Group Employee and with respect to any SpinCo Group Employee and any Former SpinCo Group Employee who is on short-term disability on the Distribution Date and who subsequently becomes eligible to receive long-term disability benefits under a Parent Welfare Plan that provides long-term disability benefits but only with respect to benefits arising from long-term disability claims incurred by any SpinCo Group Employee or Former SpinCo Group Employee prior to the Distribution Date and only to the extent that such individual is entitled to such benefit. For this purpose, a disability claim shall be considered incurred on the date of the occurrence of the event or condition giving rise to disability. For the avoidance of doubt, if, at the Distribution Date, a SpinCo Group Employee is on short-term disability due to an event or condition that occurred prior to the Distribution Date, such Employee shall remain a SpinCo Group Employee and to the extent that such SpinCo Group Employee becomes entitled to long-term disability benefits under a Parent Welfare Plan, Parent shall be liable to provide long-term disability benefits under the Parent Welfare Plan but only to the extent that such individual is entitled to such benefit. Except as provided in this Section 7.05, the SpinCo Group shall assume and retain all Liabilities for long-term disability benefits with respect to any SpinCo Group Employee.

Section 7.06 Vacation, Holidays, PTO and Leaves of Absence. Effective as of no later than the Effective Time, the SpinCo Group shall assume all Liabilities of the SpinCo Group with respect to vacation, holiday, PTO, annual leave or other leave of absence, and required payments related thereto, for each SpinCo Group Employee, unless otherwise required by applicable Law; provided that the Parent Group shall pay to each SpinCo Group Employee who was covered under a Parent Group vacation policy prior to the Distribution Date such employee’s vacation accrual to the extent such amount exceeds the maximum amount allowed under the SpinCo vacation policy or to the extent such employee elected to sell vacation prior to the Distribution Date and has not yet been paid. The Parent Group shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Parent Group Employee. For the avoidance of doubt, to the extent that SpinCo maintains SpinCo Welfare Plans providing vacation, holiday, PTO, annual leave or other leave of absence prior to the Distribution Date, SpinCo may continue such arrangements with the same level of benefits after the Effective Time.

Section 7.07 Workers’ Compensation. The treatment of workers’ compensation claims shall be governed by Section 5.1 of the Separation and Distribution Agreement.

Article VIII
MISCELLANEOUS

Section 8.01 Preservation of Rights to Amend. Except as set forth in this Agreement, the rights of each member of the Parent Group and each member of the SpinCo Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 8.02 Fiduciary Matters. Parent and SpinCo each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 8.03 Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 8.04 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b) This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements together govern the arrangements in connection with the Separation and the Distribution and would not have been entered into independently.

(c) Parent represents on behalf of itself and each other member of the Parent Group, and SpinCo represents on behalf of itself and each other member of the SpinCo Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d) Each Party acknowledges that it and each other Party is executing this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by e-mail in portable document format (.pdf)) made in its name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 8.05 Governing Law. Except as expressly set forth in this Agreement, this Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 8.06 Assignability. Except as expressly set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto. Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under this Agreement, the Separation and Distribution Agreement and all other Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole (i.e., the assignment of a Party’s rights and obligations under this Agreement and all Ancillary Agreements at the same time) in connection with a change of control of a Party (or its assets) so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.

Section 8.07 Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder. There are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.

Section 8.08 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested or by electronic mail (e-mail) so long as confirmation of receipt of such e-mail is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.08):

If to Parent, to:

MDU Resources Group, Inc.

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506

Attention:	Paul R. Sanderson, Vice President, Chief Legal Officer, and Secretary
E-mail:	paul.sanderson@mduresources.com

with a copy (which shall not constitute notice), to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Attention:	Andrew R. Brownstein

John L. Robinson

E-mail:	ARBrownstein@wlrk.com

JLRobinson@wlrk.com

If to SpinCo (prior to the Effective Time), to

Knife River Holding Company
1150 West Century Avenue
P.O. Box 5568
Bismarck, North Dakota 58503

Attention:	Karl A. Liepitz, General Counsel & Corporate Secretary
E-mail:	karl.liepitz@mduresources.com

with a copy (which shall not constitute notice), to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Attention:	Andrew R. Brownstein

John L. Robinson

E-mail:	ARBrownstein@wlrk.com

JLRobinson@wlrk.com

If to SpinCo (from and after the Effective Time), to:

Knife River Holding Company
1150 West Century Avenue
P.O. Box 5568
Bismarck, North Dakota 58503

Attention:	Karl. A. Liepitz, Chief Legal Counsel
E-mail:	karl.liepitz@kniferiver.com

with a copy (which shall not constitute notice), to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Attention:	Andrew R. Brownstein

John L. Robinson

E-mail:	ARBrownstein@wlrk.com

John L. Robinson

A Party may, by notice to the other Party, change the address to which such notices are to be given or made.

Section 8.09 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 8.10 Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

Section 8.11 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.12 Survival of Covenants. Except as expressly set forth in this Agreement, the covenants, representations and warranties contained in this Agreement, and Liability for the breach of any obligations contained herein, shall survive the Separation and Distribution and shall remain in full force and effect.

Section 8.13 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.14 Dispute Resolution. The dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

Section 8.15 Specific Performance. Subject to the provisions of Article VII of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

Section 8.16 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 8.17 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa, and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement and each Ancillary Agreement) shall be deemed to include the exhibits, schedules and annexes (including all Schedules, Exhibits and Appendices) to such agreement; (e) the word “including” and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (h) unless otherwise specified in a particular case, the word “days” refers to calendar days; (i) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or Bismarck, North Dakota; (j) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (k) unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to May 30, 2023.

Section 8.18 Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither SpinCo or any member of the SpinCo Group, on the one hand, nor Parent or any member of the Parent Group, on the other hand, shall be liable under this Agreement to the other for any indirect, incidental, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such Liability with respect to a Third-Party Claim).

Section 8.19 Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

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IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives as of the date first written above.

MDU RESOURCES GROUP, INC.

By:	/s/ David L. Goodin
Name:	David L. Goodin
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives as of the date first written above.

KNIFE RIVER HOLDING COMPANY

By:	/s/ Brian R. Gray
Name:	Brian R. Gray
Title:	President and Chief Executive Officer